SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
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     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               RIVIANA FOODS INC.
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

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         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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[RIVIANA LOGO]

RIVIANA FOODS INC.      2777 ALLEN PARKWAY, HOUSTON, TEXAS 77019-2141 TEL. (713)
529-3251

                               September 20, 1996

To the Stockholders of Riviana Foods Inc.:

     The Annual Meeting of Stockholders of Riviana Foods Inc. will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 23, 1996.

     A Notice of Annual Meeting of Stockholders, proxy and Proxy Statement, which contains information about the matters to be acted upon at the Annual Meeting, are enclosed. The Company's 1996 Annual Report, which is not a part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company in fiscal year 1996. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     All stockholders of the Company are cordially invited to attend the Annual Meeting. If you cannot attend, please assist us in preparing for the Annual Meeting by promptly completing, signing, dating and returning your proxy. Even though you return your completed and signed proxy, you still will retain the right to revoke your proxy designation at any time prior to the Annual Meeting and vote in person if you wish. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                          Very truly yours,
                                          Frank A. Godchaux III
                                          CHAIRMAN OF THE BOARD

     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                           HOUSTON, TEXAS 77019-2141

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 23, 1996

To the Stockholders of Riviana Foods Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Riviana Foods Inc. (the "Company") will be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 23, 1996, for the following purposes:

          1. To elect eleven persons to serve as directors until the 1997 annual meeting of stockholders and until their successors have been elected and have qualified;

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending June 29, 1997; and

          3. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on September 17, 1996 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting. Those who will not attend and who wish their shares voted are requested to complete, sign, date and return promptly the enclosed proxy for which a stamped return envelope is provided.

                       By Order of the Board of Directors
                                          Elizabeth B. Woodard
                                          SECRETARY

Houston, Texas
September 20, 1996

     WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               RIVIANA FOODS INC.
                               2777 ALLEN PARKWAY
                           HOUSTON, TEXAS 77019-2141
                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Riviana Foods Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held at the Riviana Building, Plaza I, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time, on Wednesday, October 23, 1996, or at any adjournment or adjournments thereof (such meeting and any adjournments thereof collectively referred to as the "Annual Meeting"). Copies of the Notice of Annual Meeting of Stockholders, proxy and Proxy Statement are being mailed to stockholders on or about September 20, 1996.

     In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by the officers, directors and employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their expenses. The cost of solicitation of proxies will be borne by the Company.

     A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 2777 Allen Parkway, Houston, Texas 77019-2141, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in this Proxy Statement and for the nominees for the Board of Directors of the Company named in Proposal No. 1 of this Proxy Statement. A majority of the outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     At the date of this Proxy Statement, management of the Company does not know of any business to be presented at the Annual Meeting other than those matters which are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on September 17, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the record date there were outstanding 15,838,290 shares of Common Stock and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on the record date for each proposal to be presented at the Annual Meeting.

     The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of August 29, 1996, unless otherwise specified, by (a) each named executive officer and director, (b) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and (c) all directors, nominees for director and executive officers of the Company as a group:


                                       AMOUNT AND
                                        NATURE OF
                                       BENEFICIAL      PERCENT
      NAME OF BENEFICIAL OWNER          OWNERSHIP     OF CLASS
- -------------------------------------  -----------    ---------
Joseph A. Hafner, Jr.................      993,228(1)     6.3%
  P.O. Box 2636
  Houston, Texas 77252-2636
W. David Hanks.......................      267,000(2)     1.7
E. Wayne Ray, Jr.....................       84,000          *
Ranvir B. Mohindra...................       72,000          *
Christopher L. Haines................       35,000          *
Frank A. Godchaux III................      864,000(3)     5.5
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Charles R. Godchaux..................    6,666,000(4)    42.1
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Leslie K. Godchaux...................    6,111,200(5)    38.6
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
W. Elton Kennedy.....................      123,000(6)       *
E. James Lowrey......................       12,000          *
Theresa G. Payne.....................    6,086,000(7)    38.4
  P.O. Box 278
  Abbeville, Louisiana 70511-0278
Patrick W. Rose......................        3,000(8)       *
Thomas B. Walker, Jr.................      120,000          *
Mary G. Wieck........................       13,200(9)       *
Abbeville Family Partnership, L.P....    6,062,000(10)    38.3
  P.O. Box 269
  Abbeville, Louisiana 70511-0269
All directors and executive officers
  as a group (23 persons)............    9,559,436(11)    60.4

- ------------

  *  Less than 1.0%

 (1) Includes (a) 323,676 shares owned beneficially and of record by Mr. Hafner,
     (b) 5,136 shares owned of record by a custodian for the benefit of Mr. Hafner's minor child, which custodian exercises sole voting and investment authority with respect to said shares and as to which Mr. Hafner disclaims beneficial ownership, (c) 308,208 shares held in trust for the benefit of Mr. Hafner as to which he exercises sole voting and investment authority,
     (d) 308,208 shares held in trust for the benefit of Mr. Hafner's wife as to which she exercises sole voting and investment authority and as to which Mr. Hafner disclaims beneficial ownership and (e) 48,000 shares held in various trusts, as to 24,000 shares of which Mr. Hafner exercises sole voting and investment authority, and as to 24,000 shares of which he shares voting and investment authority with a co-trustee.

 (2) Includes (a) 255,000 shares owned beneficially and of record by Mr. Hanks and (b) 12,000 shares owned of record by his wife in her capacity as custodian for the benefit of Mr. Hanks' children, as to

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

                                       2

     which she as custodian exercises sole voting and investment authority, and as to which Mr. Hanks disclaims beneficial ownership.

 (3) Includes (a) 564,000 shares owned beneficially and of record by Mr. F.A. Godchaux and (b) 300,000 shares owned of record by Mr. F.A. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. F.A. Godchaux disclaims beneficial ownership. The amount in the table excludes 461,394 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mr. F.A. Godchaux has a limited partnership interest and an indirect ownership interest in his capacity as a shareholder of a corporate general partner of the limited partnership.

 (4) Includes (a) 592,000 shares owned beneficially and of record by Mr. C.R. Godchaux, (b) 12,000 shares owned beneficially and of record by Mr. C.R. Godchaux's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. C.R. Godchaux disclaims beneficial ownership and (c) 6,062,000 shares owned of record by a limited partnership, with respect to which Mr. C.R. Godchaux, in his capacity as president of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners. The amount in the table excludes 12,000 shares held in various trusts for the benefit of Mr. C.R. Godchaux, as to which the respective trustees of said trusts exercise sole voting and investment authority.

 (5) Includes (a) 12,000 shares owned beneficially and of record by Ms. L.K. Godchaux, (b) 1,200 shares owned of record by Ms. L.K. Godchaux's husband who exercises sole voting and investment authority with respect thereto, and as to which Ms. L.K. Godchaux disclaims beneficial ownership, (c) 6,062,000 shares owned of record by a limited partnership, in which Ms. L.K. Godchaux is a general partner and (d) 36,000 shares held in various trusts, as to 12,000 shares of which Ms. L.K. Godchaux exercises sole voting and investment authority, and as to 24,000 shares of which she shares voting and investment authority with a co-trustee.

 (6) Includes (a) 94,000 shares owned beneficially and of record by Mr. Kennedy,
     (b) 9,800 shares owned of record by Mr. Kennedy's wife who exercises sole voting and investment authority with respect thereto, and as to which Mr. Kennedy disclaims beneficial ownership and (c) 19,200 shares held in trust for the benefit of Mr. Kennedy's children, as to which he exercises sole voting and investment authority as trustee.

 (7) Includes (a) 12,000 shares owned beneficially and of record by Mrs. Payne,
     (b) 12,000 shares held in a trust as to which Mrs. Payne exercises sole voting and investment authority in her capacity as trustee and (c) 6,062,000 shares owned of record by a limited partnership with respect to which Mrs. Payne, in her capacity as Chairman of the Board of a corporate general partner of the limited partnership, shares voting and investment authority with two other general partners.

 (8) Includes 3,000 shares held in a family trust, as to which Mr. Rose shares voting and investment authority with a co-trustee.

 (9) Includes (a) 12,000 shares owned beneficially and of record by Mrs. Wieck and (b) 1,200 shares owned of record by Mrs. Wieck's husband who exercises sole voting and investment authority with respect thereto, and as to which Mrs. Wieck disclaims beneficial ownership. The amount in the table excludes 350,747 shares owned of record by a limited partnership, as to which the three general partners share voting and investment authority, and with respect to which Mrs. Wieck has a limited partnership interest and an indirect ownership interest in her capacity as a shareholder of a corporate general partner of the limited partnership.

(10) Voting and investment authority of shares owned by Abbeville Family Partnership, L.P. is exercised by Mr. C.R. Godchaux, Ms. L. Godchaux and Mrs. Payne, who are direct or indirect general partners of the partnership. See notes (4), (5) and (7)

(11) Notes (1), (2), (3), (4), (5), (6), (7), (8) and (9) apply.

                                       3

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL

     Eleven directors are to be elected at the Annual Meeting. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named as a nominee below unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election any of such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting. Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who (a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the Annual Meeting is held, and must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks,
E. Wayne Ray, Jr., W. Elton Kennedy, E. James Lowrey, Theresa G. Payne, Patrick
W. Rose,
Thomas B. Walker, Jr. and Mary G. Wieck to hold office until the 1997 annual meeting of stockholders and until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

     The following table sets forth the name and age of each nominee listed in the enclosed form of proxy, the year the nominee became a director of the Company or the Company's predecessors and the nominee's principal position with the Company.

                                               DIRECTOR
                NAME                    AGE     SINCE                         POSITION
- -------------------------------------   ---    --------   ------------------------------------------------
Frank A. Godchaux III................   69        1965    Chairman of the Board of Directors
Charles R. Godchaux..................   65        1965    Vice Chairman of the Board of Directors
Joseph A. Hafner, Jr.................   51        1986    President, Chief Executive Officer and Director
W. David Hanks.......................   51        1986    Executive Vice President, Assistant Secretary
                                                            and Director
E. Wayne Ray, Jr.....................   55        1986    Vice President, Chief Financial Officer,
                                                            Treasurer and Director
W. Elton Kennedy.....................   50        1986    Director
E. James Lowrey......................   68        1994    Director
Theresa G. Payne.....................   42        1994    Director
Patrick W. Rose......................   54        1995    Director
Thomas B. Walker, Jr.................   72        1986    Director
Mary G. Wieck........................   40       --       Director Nominee

     Frank A. Godchaux III has served as Chairman of the Board since 1965 and has served as a consultant to the Company since 1985. Mr. F.A. Godchaux also manages personal and family investments and is a director of Sysco Corporation and The Walker Companies.

     Charles R. Godchaux has served as Vice Chairman of the Board and Chairman of the Executive Committee since 1986. Mr C.R. Godchaux served as an executive officer of the Company from 1956 to June 1994, when he retired as an employee and was retained as a consultant to the Company.

     Joseph A. Hafner, Jr. has been with the Company since 1972 and has served as President since 1980 and Chief Executive Officer since 1984. Mr. Hafner has been a Director since 1986.

                                       4

     W. David Hanks was with the Company from 1974 until 1982 and has served as Executive Vice President and a Director since 1986 when he rejoined the Company. Mr. Hanks has served as Assistant Secretary since 1991.

     E. Wayne Ray, Jr. has been with the Company since 1966 and has served as Vice President, Chief Financial Officer, Treasurer and a Director since 1986.

     W. Elton Kennedy serves as President of Kennedy Rice Dryers, Inc. and Kennedy Rice Farms, Inc., both based in Mer Rouge, Louisiana. Mr. Kennedy also serves as Chairman of the Board of West Carroll National Bank in Oak Grove, Louisiana and President of Delta Land and Farm Management Company, Inc. Mr. Kennedy has been a Director since 1986.

     E. James Lowrey served as Executive Vice President -- Finance and Administration of Sysco Corporation for over five years until his retirement in 1993. Since that time, Mr. Lowrey has managed personal investments. Mr. Lowrey was a Director of Sysco Corporation for twelve years and currently is a director of Hi-Lo Automotive Inc. and Profit Recovery Group International, Inc. Mr. Lowrey has been a Director since 1994.

     Theresa G. Payne has managed personal investments for the past five years. Mrs. Payne has been a Director since 1994.

     Patrick W. Rose is Chairman of the Board, President and Chief Executive Officer of Van Camp Seafood Company, Inc. Mr. Rose is also a director of International House of Pancakes, Inc. and Chart House Enterprises, Inc. Mr. Rose has been a Director since 1995.

     Thomas B. Walker, Jr. is a limited partner of The Goldman Sachs Group, L.P., the parent of Goldman, Sachs & Co., an investment banking firm, and manages personal and family investments. Mr. Walker is also a director of A.H. Belo Corporation, NCH Corporation and Sysco Corporation. He has been a Director since 1986.

     Mary G. Wieck has managed personal investments for the past five years. Mrs. Weick is a nominee for Director.

     Frank A. Godchaux III and Charles R. Godchaux are brothers. Mary G. Wieck is the daughter of Frank A. Godchaux III, and Theresa G. Payne is the daughter of Charles R. Godchaux.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's last fiscal year, the Board of Directors held four meetings. The Board of Directors has an Executive Committee, Audit Committee, and Compensation and Stock Option Committee. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which the director serves.

     The Executive Committee, which is composed of Frank A. Godchaux III, Charles R. Godchaux, Joseph A. Hafner, Jr., W. David Hanks, E. James Lowrey and Thomas B. Walker, Jr., did not hold any meetings during the last fiscal year. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors, except that it has no authority to propose amendments to the Restated Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's assets or its dissolution, or amend the Bylaws.

     The Audit Committee, which is composed of W. Elton Kennedy, E. James Lowrey and Patrick W. Rose, met on two occasions during the last fiscal year. The Audit Committee meets with appropriate financial and legal personnel of the Company and the independent public accountants to review the internal controls of the Company and to review its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent public accountants to serve as auditors in examining the financial statements of the Company. The Audit Committee is charged with the responsibility of reviewing and overseeing all material transactions and material proposed transactions between the

                                       5

Company and one or more of its directors or executive officers, or their affiliates, with a view to assuring that all such transactions will be (a) on terms no less favorable to the Company than would be available with unaffiliated third parties and (b) ratified by a majority of independent directors who have no interest in such transactions.

     The Compensation and Stock Option Committee, which is composed of E. James Lowrey, Patrick W. Rose and Thomas B. Walker, Jr., met on three occasions during the last fiscal year. The Compensation and Stock Option Committee (a) makes recommendations to the Board of Directors concerning the election of the Company's officers, (b) reviews the employee compensation and benefit plans and sets the compensation for officers of the Company, (c) awards bonuses to officers of the Company, (d) assumes responsibility for all broad-based compensation and benefit programs of the Company and (e) administers the Company's Employee Stock Option Plan.

DIRECTOR COMPENSATION

     Directors who are not employed by or consultants to the Company receive an annual retainer of $4,000 and fees of $1,500 for each Board of Directors meeting attended and $500 for each committee meeting attended in person or by telephone conference that is not held in conjunction with a Board of Directors meeting. Non-employee directors are also reimbursed for expenses incurred in attending meetings in person or by telephone conference.

EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

                NAME                    AGE                       POSITION
- -------------------------------------   ---    ----------------------------------------------
Alfonso Bocaletti....................   52     Vice President
Andre G. Boost.......................   63     Vice President
Ian W. Boyle.........................   60     Vice President
Thomas M. Forshee....................   50     Vice President Sales
Christopher L. Haines................   51     Vice President Marketing
Ranvir B. Mohindra...................   47     Vice President Technical Services
Jack M. Nolingberg...................   63     Vice President Industrial Relations
Paul R. Stevens......................   43     Vice President
David E. Van Oss.....................   47     Vice President Commodity & International
Richard F. Vincent...................   59     Vice President Manufacturing Operations
Elizabeth B. Woodard.................   43     Vice President, General Counsel and Secretary

     Alfonso Bocaletti, Andre G. Boost, Ian W. Boyle, Thomas M. Forshee, Christopher L. Haines, Ranvir B. Mohindra, Jack M. Nolingberg, Paul R. Stevens, Richard F. Vincent and Elizabeth B. Woodard have each served in their respective positions with the Company set forth in the foregoing table for over five years. David E. Van Oss became Vice President Commodity & International in February 1995, and prior to that time, served in various capacities with the Company for over five years.

     The executive officers serve at the pleasure of the Board of Directors.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report has been provided by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. This report summarizes the Company's current overall compensa-

- ------------
Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this Proxy Statement) in their entirety, this Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

                                        6

tion philosophy and program objectives. Detailed descriptions of the Company's compensation programs are provided as well as the bases for the Company's fiscal 1996 compensation for the Company's named executive officers, including the Chief Executive Officer ("CEO").

  OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation philosophy and program objectives primarily are directed by two guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and stockholders so that a significant portion of each executive's compensation is directly linked to maximizing stockholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. The Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

     The executive compensation program has been structured with three primary components: base salary, annual incentives (I.E. bonus plan), and long-term incentives (I.E. stock options). The following sections of this report describe the Company's plans by component of compensation and discuss how each component relates to the Company's overall executive compensation philosophy.

     In this report, reference is often made to the use of competitive market data as a criterion for establishing targeted compensation levels. The Company targets the market 50th percentile for its total compensation program. One source of market data used by the Company is food industry data for ten publicly traded companies, as reflected in these companies' proxy statements. In addition, the Company utilizes published survey data and data obtained from independent consultants that are for general industry and food industry companies similar in size to the Company. The published surveys include data on over 100 companies of comparable size to the Company, as measured by revenues. Greater emphasis is placed on the published survey data and data obtained from consultants than on the data from proxy statements of peer companies because such data are more reflective of company size and individual executive responsibilities.

  BASE SALARY PROGRAM

     The Company's base salary program is based on a philosophy of providing base compensation levels at or near the market 50th percentile. The Company periodically reviews its executive compensation levels to assure consistency with the external market. Generally, the Company's actual base salary levels for executives are consistent with the targeted salary philosophy. The Company believes it is important to provide competitive salaries over time in order to attract and retain talented executives.

     Annual base salary adjustments for the Company are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and the Company's overall financial results. For purposes of determining base salary adjustments, the Company reviews performance qualitatively, considering total stockholder returns, the level of earnings, and each individual's contributions. These criteria are assessed qualitatively and are not weighted. All base salary adjustments are based on a philosophy of pay-for-performance and an individual's value to the Company. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

     All the Company's named executive officers, including the CEO, received a base salary increase of 4% in fiscal 1996. This base salary increase was based on general market movement of executive base salaries and a qualitative assessment (based on the factors discussed above) that the named executive officers' performances met the Committee's expectations.

                                        7

  ANNUAL BONUS PLAN

     The Company's annual bonus plan is intended to (a) reward key employees based on Company and individual performance, (b) motivate key employees and (c) provide competitive cash compensation opportunities to plan participants. Under the annual bonus plan, target award opportunities vary by individual position and are expressed as a percent of base salary consistent with market 50th percentile award levels. The amount a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

     The annual bonus plan consists of two key components. First, 50% of the award opportunity is tied to corporate profitability relative to an annual profit plan. Second, the remainder of the award opportunity is tied to a qualitative assessment of individual performance. Actual awards payable under the plan vary based on performance. For fiscal 1996, the Company did not achieve 100% of its corporate profitability objectives relative to the annual profit plan. Accordingly, all named executive officers received less than the total potential award opportunity based upon corporate profitability. All named executive officers received an additional award based on a qualitative assessment of individual performance, but each of them received less than 100% of his qualitative award opportunity related to meeting the qualitative targets for such named executive officer.

  LONG-TERM INCENTIVE PLAN

     The Company's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to stockholders. The long-term incentive device used by the Committee is stock options.

     Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation only. All stock options have a ten year term before expiration and are fully exercisable within five years of the grant date.

  SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000. At this point, the Company has taken no specific action to address the Section 162(m) requirements since none of the named executive officers have cash compensation in excess of the $1,000,000 limit.

                    Compensation and Stock Option Committee

                        Thomas B. Walker, Jr., Chairman
                                E. James Lowrey
                                Patrick W. Rose

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN TRANSACTIONS

     Frank A. Godchaux III was formerly employed as an executive officer of the Company until his retirement as such in 1984. Mr. F.A. Godchaux received compensation of $90,033 for fiscal 1996 under an

                                       8

agreement pursuant to which he provided consulting services to the Company. The consulting agreement with the Company currently calls for an annual fee of $90,000 and is terminable annually by the Company.

     From time to time, the Company charters an airplane owned by Frank A. Godchaux III for business use. In fiscal 1996, Mr. F.A. Godchaux was paid $140,580 for the use of the airplane.

     Charles R. Godchaux was formerly employed as an executive officer of the Company until his retirement as such in June 1994. After Mr. C.R. Godchaux's retirement, he entered into an agreement to provide consulting services to the Company for an annual fee of $140,000 and use of an automobile provided by the Company. Mr. C.R. Godchaux received compensation of $140,000 for fiscal year 1996 under the consulting agreement.

     From time to time, the Company makes rice purchases from Godchaux Bros., an entity in which Frank A. Godchaux III and Charles R. Godchaux each owns a 50% interest. Such purchases, all of which were made at market prices, amounted to $136,523 in fiscal 1996. The Company also pays Godchaux Bros. $10,000 annually for the use of an apartment owned by Godchaux Bros. in London, England. In addition, the United Kingdom subsidiary of the Company pays certain operating costs of the apartment, which totalled approximately $43,485 in fiscal 1996. The apartment is used by officers, employees and business associates of the Company and its affiliates for business meetings and overnight accommodations during business trips.

     The Company paid $2,234,186 in fiscal 1996 to W. Elton Kennedy, a director of the Company, or entities controlled by Mr. Kennedy and $168,023 to an entity in which Mr. Kennedy is a participant for rice purchases at market prices.

     The Company and Kennedy Rice Dryers, Inc., a corporation in which Mr. Kennedy is the principal stockholder, director and officer, each owns a 50% interest in South Lafourche Farm Partnership (the "Partnership"). During fiscal 1996, the Partnership paid $26,618 in management fees to Delta Land and Farm Management Company, Inc., a corporation in which Mr. Kennedy is a stockholder, director and officer. The Company and Mr. Kennedy are each contingently liable on a promissory note in the principal amount of $2,174,886 payable by the Partnership to the Farm Credit Bank of Texas.

     Management of the Company believes that the foregoing transactions and those described under "Compensation and Stock Option Committee Interlocks and Insider Participation" were on terms no less favorable to the Company than could normally be obtained from unaffiliated third parties. Except as set forth above, neither the Company nor its affiliates have made loans to, or loan guarantees for, officers or directors, or have engaged in material transactions with officers or directors.

SECTION 16(A) OF BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, Company directors, executive officers and 10% stockholders are required to report to the SEC, by specific due dates, transactions and holdings in the Company's Common Stock. The Company believes that during the 1996 fiscal year all of these filing requirements were satisfied.

COMPENSATION TABLES

     The following table sets forth compensation information for the CEO and the four most highly compensated executive officers of the Company during the Company's fiscal years 1994, 1995 and 1996, for services rendered during such years to the Company or any of its subsidiaries. The Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at any time in fiscal 1994.

                                       9

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                         ANNUAL           ------------
                                                      COMPENSATION         SECURITIES
                                        FISCAL   ----------------------    UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITIONS         YEAR      SALARY      BONUS        OPTIONS       COMPENSATION(1)
- -------------------------------------   ------   ----------  ----------   ------------    ---------------
Joseph A. Hafner, Jr.................     1996   $  335,500  $  101,200      --               $ 9,320
  President, Chief Executive Officer      1995      322,500     145,200      20,000             4,656
  and
  Director                                1994      310,000     178,600      --                11,585
W. David Hanks.......................     1996   $  228,000  $   50,500      --               $ 8,433
  Executive Vice President, Assistant     1995      219,000      72,300      15,000             6,416
  Secretary and Director                  1994      210,000      86,700      --                 7,900
E. Wayne Ray, Jr.....................     1996   $  153,000  $   27,000      --               $ 8,494
  Vice President, Chief Financial         1995      147,000      36,800      15,000             6,543
  Officer,
  Treasurer and Director                  1994      141,000      45,200      --                 6,003
Ranvir B. Mohindra...................     1996   $  129,000  $   26,800      --               $ 6,425
  Vice President Technical Services       1995      124,000      29,500       7,500             5,038
                                          1994      119,000      37,200      --                 4,759
Christopher L. Haines................     1996   $  125,000  $   26,800      --               $ 6,541
  Vice President Marketing                1995      120,000      28,500       7,500             5,224
                                          1994      115,000      36,800      --                 4,885

- ------------

(1) All other compensation amounts for fiscal 1996 include matching contributions to the Company's Thrift Plan of $7,718, $6,831, $6,212, $5,239 and $5,074 and premiums for executive life insurance of $1,602, $1,602, $2,282, $1,186 and $1,467 for Messrs. Hafner, Hanks, Ray, Mohindra and Haines, respectively.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                                                     VALUE OF
                                                                                NUMBER OF           UNEXERCISED
                                                                               UNEXERCISED         IN-THE-MONEY
                                          SHARES                             OPTIONS/SARS AT       OPTIONS/SARS
                                        ACQUIRED ON                            FY-END (#)         AT FY-END($)(1)
                                         EXERCISE           VALUE             EXERCISABLE/         EXERCISABLE/
                NAME                        (#)          REALIZED ($)         UNEXERCISABLE        UNEXERCISABLE
- -------------------------------------   -----------      ------------        ---------------      ---------------
Joseph A. Hafner, Jr.................      --               --                 4,000/16,000       $12,500/$50,000
W. David Hanks.......................      --               --                 3,000/12,000       $ 9,375/$37,500
E. Wayne Ray, Jr.....................      --               --                 3,000/12,000       $ 9,375/$37,500
Ranvir B. Mohindra...................      --               --                  1,500/6,000       $ 4,688/$18,750
Christopher L. Haines................      --               --                  1,500/6,000       $ 4,688/$18,750

- ------------

(1) Value of the exercisable and unexercisable options is calculated on the basis of the difference between the option exercise price and $15.125, the closing market price of the Common Stock as reported by the Nasdaq National Market on June 28, 1996 (the last business day before the fiscal year end).

RETIREMENT PLAN

     The Company maintains a qualified Retirement Plan (the "Retirement Plan") that covers all United States employees of the Company, including the executive officers, who have completed one year of service and attained the age of 21. Normal retirement benefits, payable upon retirement at age 65, equal the sum of the employee's annual retirement benefits accumulated on June 30, 1989 (the "June 30, 1989 Accrued Benefit"), if any, plus an annual benefit equal to 2% of the employee's cumulative compensation after June 30, 1989. The June 30, 1989 Accrued Benefit is determined by multiplying 2% of the employee's average compensation for the highest five consecutive years prior to June 30, 1989 by the employee's years of credited service at age 65 (not to exceed 35 years) and subtracting from this amount 1 2/3% of the employee's estimated Social Security benefits multiplied by the employee's years of credited service at

                                       10

age 65 (not to exceed 30 years), prorated to reflect service through June 30, 1989 only. For years beginning on or after July 1, 1989 and prior to July 1, 1994, compensation on which the Retirement Plan benefits are calculated is limited to $200,000 per year as adjusted in accordance with the Code, and for years beginning on or after July 1, 1994, $150,000 per year as adjusted in accordance with the Code.

     In order to provide additional retirement benefits to employees whose benefits under the Retirement Plan are limited by restrictions imposed by the Code, including annual benefit limitations and the compensation limitations described above ("Code Limitations"), the Company adopted a Benefit Restoration Plan (the "Benefit Restoration Plan") effective December 1, 1988 for the benefit of designated officers ("Initial Participants") and for other executive employees who may be designated as participants after December 1, 1988 ("New Participants"). There are five Initial Participants, Messrs. Hafner, Hanks, Ray, Mohindra and Haines. Under the Benefit Restoration Plan, the retirement benefit payable at age 65 is equal to the excess of:

          (a)  in the case of New Participants,

             (i) the benefit that would have been payable under the Retirement Plan in accordance with the formula described above in the first paragraph, but without Code Limitations, over

             (ii) the benefit actually payable under (A) the Retirement Plan (which takes into account the Code Limitations), and (B) the Company's Management Security Program, described below, taken together; and

          (b)  in the case of Initial Participants,

             (i) 2% of the employee's average compensation for the five consecutive years prior to the employee's retirement multiplied by the employee's years of credited service (not to exceed 35 years) minus 1 % of the employee's estimated Social Security benefits multiplied by the employee's years of credited service (not to exceed 30 years), over

             (ii) the sum of (A) the benefit determined under the formula set forth in paragraph (b)(i) above, but limited by the Code Limitations as in effect on June 30, 1989 (to be indexed in subsequent years), and (B) the benefit actually payable under the Company's Management Security Program, taken together.

     The Management Security Program was established by the Company in 1975 to provide supplemental retirement income benefits to designated employees based on an individualized formula. The Management Security Program was frozen in 1977 and no participants have been added or benefits increased since that time. There are currently three retired employees receiving benefits under the Management Security Program, and five active employees covered by it, including Messrs. Hafner, Hanks and Ray.

     The total estimated annual benefits under the Retirement Plan, the Benefit Restoration Plan, and the Management Security Program, taken together, payable upon retirement at age 65 in a life annuity form are: $307,000 for Mr. Hafner; $158,300 for Mr. Hanks; $106,100 for Mr. Ray; $89,400 for Mr. Mohindra, and $87,300 for Mr. Haines. Other forms of benefit payment may be available or operative under such plans.

                                       11

PERFORMANCE GRAPH

     The following performance graph provided by Research Data Group compares the performance of the Company's Common Stock to the S & P Mid-Cap 400 Index and a Peer Group Index on the last day of each fiscal year through the end of fiscal 1996 and beginning March 7, 1995, the date on which the Common Stock was registered under Section 12 of the Exchange Act. The Peer Group Index consists of a companies of similar market capitalization to the Company in the food industry and is composed of Dean Foods Company, Eskimo Pie Corporation, GoodMark Foods, Inc., International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., Ralcorp Holdings Incorporated and Universal Foods Corporation. The performance graph assumes that $100 was invested on March 7, 1995 in the Company's Common Stock and on February 28, 1995 in the Indices and that dividends are reinvested.

                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
     AMONG RIVIANA FOODS INC., THE S & P MIDCAP 400 INDEX AND A PEER GROUP

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                               CUMULATIVE TOTAL RETURN
                                            ----------------------------
                                            3/95       6/95         6/96
                                            ----       ----         ----
RIVIANA FOODS INC. DELC............   RVFD  100        108           126
PEER GROUP......................... PPEER1  100        102           104
S & P MIDCAP 400...................   IMID  100        111           134
- -----------------

* $100 INVESTED ON 03/07/95 IN STOCK OR ON 02/28/95 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30, 1996.

                                       12

                PROPOSAL NO. 2 -- RATIFICATION AND APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Arthur Andersen LLP as its independent public accountants to audit the accounts of the Company for the fiscal year ending June 29, 1997. Arthur Andersen LLP has advised the Company that it will have a representative in attendance at the Annual Meeting who will respond to appropriate questions presented at such meeting.

     Management recommends that the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending June 29, 1997 be ratified by the stockholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted for such ratification.

               THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock of the Company intended to be presented at the 1997 annual meeting of stockholders of the Company must be received by the Company at 2777 Allen Parkway, Houston, Texas 77019-2141,
Attention: Secretary, no later than May 23, 1997, to be included in the proxy statement relating to that annual meeting.

     Pursuant to the Company's Bylaws, any nomination of other persons to be elected as directors at the Annual Meeting may only be made by a stockholder who
(a) is the record or beneficial owner of at least $1,000 in market value of the Common Stock, (b) has held such Common Stock for at least one year and (c) continues to hold such Common Stock through the date on which the annual meeting is held, and must be received at the Company's principal business office not less than 120 calendar days in advance of the date of the Company's notice sent to stockholders for the previous year's annual meeting of stockholders. Any nomination of a candidate for director must be accompanied by (i) a written description of the candidate's qualifications to serve as a director, including all information specified in paragraphs (e) and (f) of Item 401 of Regulation S-K and (ii) a written undertaking by the nominee to serve if elected.

                       By Order of the Board of Directors
                                          Elizabeth B. Woodard
                                          SECRETARY

September 20, 1996

     THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

PROXY                                                                      PROXY

                               RIVIANA FOODS INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Riviana Foods Inc. (the "Company") hereby appoint JOSEPH A. HAFNER, JR. and W. DAVID HANKS and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Riviana Building, Plaza 1, 2777 Allen Parkway, Houston, Texas 77019-2141, at 9:00 a.m., Central Time on Wednesday, October 23, 1996 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSAL 2 BELOW.

                         Please mark your votes as indicated in this example [X]

                       PROPOSAL 1: ELECTION OF DIRECTORS

     FOR the nominees listed to              WITHHOLD AUTHORITY to vote
     the right (except as marked             for all nominees listed to
          to the contrary)                           the right
               [  ]                                    [  ]

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

Frank A. Godchaux III         W. David Hanks           Theresa G. Payne
E. James Lowrey               Thomas B. Walker, Jr.    Charles R. Godchaux
E. Wayne Ray, Jr.             W. Elton Kennedy         Patrick W. Rose
Mary G. Wieck                 Joseph A. Hafner, Jr.

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 29, 1997

               FOR            AGAINST             ABSTAIN
              [   ]            [  ]                 [  ]

3. In their discretion, on such other matters as may properly come before the 1996 Annual Meeting of Stockholders or any adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BOARD OF DIRECTOR NOMINEES AND PROPOSAL 2. All prior proxies are hereby revoked.

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                                  Signature(s)

Dated-----------------------------------, 1996

(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.